                                                              Exhibit EX-99.j(2)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to us in this Post-Effective Amendment No. 51 to Registration Statement No. 33-44186 of Seligman Global Fund Series, Inc. (including Seligman Global Smaller Companies Fund and Seligman Global Technology
Fund) on Form N-1A, under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 24, 2009